Consent of Independent Accountants



                                                                    EXHIBIT 23.3


Stanley M. Bober, CPA                BOBER,            Mark B. Bober, CPA
Richard C. Fedorovich, CPA           MARKEY            Cindy S. Johnson, CPA
Alan Markey, CPA                   & Company           Michael R. Lee, CPA
Dale A. Ruther, CPA                                    Theresa M. Petit, CPA
                    ==========================================

                          Certified Public Accountants
                           A Professional Corporation



                          INDEPENDENT AUDITORS' CONSENT


As independent auditors, we hereby consent to the incorporation by reference of our report dated July 31, 1995 with respect to DASCO Development Corporation and Affiliate in this Registration Statement on Form S-4 filed by PhyMatrix Corp., which report is incorporated by reference in this Registration Statement.


/s/ Bober, Markey & Company

BOBER, MARKEY & COMPANY
Akron, Ohio
July 29, 1996